Exhibit 10.10

ZEVIA LLC

2011 UNIT INCENTIVE PLAN

(Effective as of September 23, 2010)

12.3 Cashless Exercise	14
12.4 Promissory Note	14
13. WITHHOLDING TAXES	14
14. RESTRICTIONS ON TRANSFER OF UNITS	15
14.1 Right of First Refusal	15
14.2 Repurchase and Other Rights	15
14.3 Publicly Traded Units	15
14.4 Legend	15
15. PARACHUTE LIMITATIONS	15
16. REQUIREMENTS OF LAW	16
16.1 General	16
16.2 Rule 16b-3	17
16.3 Financial Reports	17
17. EFFECT OF CHANGES IN CAPITALIZATION	18
17.1 Changes in Units	18
17.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs	18
17.3 Reorganization, Sale of Assets or Sale of Units Which Involves a Change of Control	18
17.4 Conversion	19
17.5 Adjustments	19
17.6 No Limitations on Company	19
18. DURATION AND AMENDMENTS	20
18.1 Term of the Plan	20
18.2 Amendment and Termination of the Plan	20
19. GENERAL PROVISIONS	20
19.1 LLC Agreement	20
19.2 Disclaimer of Rights	20
19.3 Nonexclusivity of the Plan	21
19.4 Captions	21
19.5 Other Award Agreement Provisions	21
19.6 Number and Gender	21
19.7 Investment Representation	21
19.8 Funding of Plan	21
19.9 Nonguarantee of Employment or Consulting Relationship	22
19.10 Notices	22
19.11 Severability	22
19.12 Governing Law	22
20. EXECUTION	23

ZEVIA LLC

2011 UNIT INCENTIVE PLAN

(Effective as of September 23, 2010)

Zevia LLC, a Delaware limited liability company (the “Company”), hereby adopts its 2011 Unit Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, managers, key employees, and other persons, and to motivate such officers, managers, key employees, and other persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, managers, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of unit options, unrestricted units, restricted units, and unit appreciation rights as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any entity in which the Company directly or indirectly owns at least fifty percent (50%) of the total combined voting power of all classes of stock or units.

2.2 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.4 “Cause” means, as determined by the Managers, (i) the definition of cause provided in the Award Agreement covering a Grant, (ii) if there is no such Award Agreement definition, the definition provided in an applicable employment agreement with the Company or an Affiliate , (iii) if there is no such Award Agreement or employment agreement definition, the following: (A) gross negligence or willful misconduct in connection with the performance of duties; (B) conviction of a criminal offense (other than minor traffic offenses); or (C) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-solicitation or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.5 “Change of Control” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of Units in the Company held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.7 “Committee” means a committee of, and designated from time to time by resolution of, the Managers.

2.8 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

2.9 “Effective Date” means September 23, 2010, the date the Plan is approved by the Managers.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.11 “Fair Market Value” means the fair market value of a Unit, determined as follows: if on the Grant Date or other determination date Units are listed on an established national or regional stock exchange or is publicly traded on an established securities market, the Fair Market Value of a Unit shall be the closing price of a Unit on such exchange or in such market (if there is more than one such exchange or market the Managers shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Units are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of a Unit as determined by the Managers in good faith.

2.12 “Family Member” means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more these persons (or the Grantee) own more than fifty percent of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brothers, sister, brother-in-law, sister-in-law, including adoptive relationships of the Grantee or a trust or foundation for the exclusive benefit of any one or more of these persons.

2.13 “Grant” means an award of an Option, Restricted Unit, Unrestricted Unit, or Unit Appreciation Right under the Plan.

2.14 “Grant Date” means, as determined by the Managers, the latest to occur of (i) the date as of which the Managers approve a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 5 hereof, or (iii) such other date as may be specified by the Managers.

2.15 “Grantee” means a person who receives or holds a Grant under the Plan.

2.16 “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Zevia LLC, dated as of September 23, 2010, as amended from time to time.

2.17 “Managers” means the group of persons vested with the responsibility and authority for management of the business and affairs of the Company.

2.18 “Member” means a holder of any class of units in the Company.

2.19 “Membership Interest” means any class of unit interest in the Company with the rights and responsibilities as set forth in the LLC Agreement.

2.20 “Option” means an option to purchase one or more Class A Common Units, Class B Common Units or Class C Common Units (as defined in the LLC Agreement).

2.21 “Option Price” means the purchase price for each Class A Common Unit, Class B Common Unit or Class C Common Unit subject to an Option.

2.22 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.23 “Company” means Zevia LLC.

2.24 “Plan” means this Zevia LLC 2011 Unit Incentive Plan.

2.25 “Purchase Price” means the purchase price for each Class A Common Unit, Class B Common Unit or Class C Common Unit pursuant to a grant of Restricted Units.

2.26 “Restricted Units” means Class A Common Units, Class B Common Units or Class C Common Units awarded to a Grantee subject to certain restrictions as set forth in the Plan and in the applicable Award Agreement.

2.27 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.28 “Service” means service as an employee, officer, manager or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, manager or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Managers, which determination shall be final, binding and conclusive.

2.29 “Service Provider” means an employee, officer or manager of the Company or an Affiliate, or a consultant, adviser, or other individual which provides services to the Company or an Affiliate.

2.30 “Ten-Percent Member” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding membership interests (or to the extent applicable, stock) of the Company, its parent or any of its subsidiaries.

2.31 “Triggering Event” means the consummation of the conversion of the Company or its business into a corporation.

2.32 “UAR Exercise Price” means the per share exercise price of a UAR granted to a Grantee.

2.33 “Unit” means a Class A Common Unit, Class B Common Unit and Class C Common Unit as defined in the LLC Agreement, as applicable.

2.34 “Unit Appreciation Right” means the right to receive an amount not greater than the excess of (A) the Fair Market Value of one Unit on the date of exercise over (B) the Unit Appreciation Right Exercise Price.

2.35 “Unit Appreciation Right Exercise Price” means the per unit exercise price of a Unit Appreciation Right, which shall be at least equal to Fair Market Value.

2.36 “Unrestricted Units” means Units free of any restrictions.

3. ADMINISTRATION OF THE PLAN

3.1 Managers.

The Managers shall have such powers and authorities related to the administration of the Plan as are consistent with the LLC Agreement and applicable law. The Managers shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Managers deem to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the Managers present at a meeting or by written consent of the Managers executed in accordance with the LLC Agreement and applicable law. The interpretation and construction by the Managers of any provision of the Plan, any Grant or any Award Agreement shall be final, binding and conclusive. To the extent permitted by law, the Managers may delegate its authority under the Plan to a Manager or an executive officer of the Company who is a Manager.

3.2 Committee.

The Managers from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Managers shall determine, consistent with the LLC Agreement and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Managers, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Managers as provided for in Section 3.1. Unless otherwise expressly determined by the Managers, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a Manager or an executive officer of the Company who is a Manager.

3.3 Grants.

Subject to the other terms and conditions of the Plan, the Managers shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Grants to be made,

(iii) determine the number of Units to be subject to a Grant,

(iv) establish the terms and conditions of each Grant (including, but not limited to, the Option Price of any Option and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the Units subject thereto),

(v) prescribe the form of each Award Agreement evidencing a Grant, and

(vi) amend, modify, or supplement the terms of any outstanding Grant.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Managers shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Managers at the time the new Grant is made. The Managers shall have the right, in their discretion, to make Grants in substitution or exchange for any other grant under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. Furthermore, the Company may provide in the applicable Award Agreement for immediate expiration or annulment of a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause.

3.4 No Liability.

No Manager or any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4. UNITS SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of Class A Common Units available for issuance under the Plan shall be 1,743,750, the number of Class B Common Units available for issuance under the Plan shall be 348,750 and the number of Class C Common Units available for issuance under the Plan shall be 348,750, for an aggregate of 2,441,250 Common Units. If any Units covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Units subject thereto, then the number of Units counted against the aggregate number of Units available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5. GRANT ELIGIBILITY

5.1 Employees and Other Service Providers.

Grants may be made under the Plan to any employee, officer or manager of, or other Service Provider providing services to, the Company or any Affiliate, subject to applicable law. To the extent required by applicable law, Grants within certain states or provinces may be limited to employees and officers or employees, officers and managers.

5.2 Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

6. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Managers shall from time to time determine, which specifies the number of Units subject to the Grant and provides for adjustment in accordance with Section 17. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

7. TERMS AND CONDITIONS OF OPTIONS

7.1 Option Price.

The Option Price of each Option shall be fixed by the Managers and stated in the Award Agreement evidencing such Option. The Option Price shall be not less than the Fair Market Value of a Unit on the Grant Date; provided, however, to the extent required by applicable law, in the event that a Grantee is a Ten-Percent Member, the Option Price shall be not less than 110 percent of the Fair Market Value of a Unit on the Grant Date.

7.2 Vesting.

Subject to Sections 7.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Managers and stated in the Award Agreement. Subject to the preceding sentence, the Managers may provide, for example, in the Award Agreement for (i) accelerated exerciseability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested Units. For purposes of this Section 7.2, fractional numbers of Units subject to an Option shall be rounded down to the next nearest whole number.

7.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase Units thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Managers and stated in the Award Agreement relating to such Option.

7.4 Exercise of Options on Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Managers, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide at a minimum that the Grantee shall have the right to exercise the vested portion of any Option held at termination for at least thirty (30) days following termination of Service for any reason (other than for Cause), and that the Grantee shall have the right to exercise the Option for at least six (6) months if the Grantee’s Service terminates due to death or Disability.

7.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the Company, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

7.6 Exercise Procedure.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of Units with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Units for which the Option is being exercised. The minimum number of Units with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 Units or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of Units available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in Section 10.

7.7 Right of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Member under the LLC Agreement until the Units covered thereby are fully paid and issued to such individual and such individual has executed the LLC Agreement or such other documents required by the Managers.

7.8 Repurchase Right.

The Company shall have the right to purchase all of those Units that the Grantee has acquired or will acquire under the Option on the terms and conditions set forth in the applicable Award Agreement and subject to applicable law. At a minimum, to the extent required by applicable law the Company must consummate any repurchase within 90 days after the termination of Service or, in the case of Units acquired after a Grantee’s termination of Service, within 90 days of the date of exercise. To the extent required by applicable law the repurchase must be made at the Fair Market Value of the Units on the date of the Grantee’s termination of Service. The Company’s rights of repurchase shall terminate in the event that the Units are listed on an established national or regional stock exchange or are publicly traded in an established securities market.

8. TRANSFERABILITY OF OPTIONS

8.1 Transferability of Options.

Except as provided in Section 8.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will, or the laws of descent and distribution.

8.2 Family Transfers.

If authorized in the applicable Award Agreement and subject to applicable law, a Grantee may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 8.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Units acquired pursuant to the Option shall be subject to the same restrictions on transfer of Units as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.2 or by will, or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the Units may be subject to repurchase by the Company or its assignee.

9. UNIT APPRECIATION RIGHTS

9.1 Grant of Unit Appreciation Rights

The Managers are authorized to grant Unit Appreciation Rights (“UARs”) to Grantees on the following terms and conditions:

9.2 Right to Payment

A UAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, an amount not greater than the excess of (A) the Fair Market Value of one Unit on the date of exercise over (B) the grant price of the UAR, as determined by the Managers. The Award Agreement for a UAR shall specify the UAR Exercise Price of the UAR, which shall be at least the Fair Market Value of a Unit on the Grant Date. UARs may be granted in conjunction with all or part of an

Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a UAR that is granted subsequent to the Grant Date of a related Option must have a UAR Exercise Price that is no less than the Fair Market Value of a Share on the Option Grant Date.

9.3 Restricted Unit Certificates.

Each UAR granted under the Plan shall terminate upon the expiration of ten years from the Grant Date of such UAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Managers and stated in the Award Agreement relating to such UAR. The Managers shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a UAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which UARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement which may be cash or Units, method by or forms in which Units will be delivered or deemed to be delivered to Grantees, whether or not a UAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any UAR, provided, however, that each UAR granted under the Plan shall terminate under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Managers and stated in the Award Agreement relating to such UAR.

10. RESTRICTED UNITS

10.1 Grant of Restricted Units.

The Managers may from time to time grant Restricted Units to persons eligible to receive Grants under Section 5.1 hereof, subject to such restrictions, conditions and other terms, if any, as the Managers may determine. Grants of Restricted Units may be made for no consideration.

10.2 Restrictions.

At the time a Grant of Restricted Units is made, the Managers may, in their sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Units. Each Grant of Restricted Units may be subject to a different restricted period. The Managers may, in their sole discretion, at the time a grant of Restricted Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of Company or individual performance objectives, which may be applicable to all or any portion of the Restricted Units. Restricted Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Managers with respect to such Restricted Units.

10.3 Restricted Unit Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Units has been granted, certificates representing the total number of Restricted Units granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Managers may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Unit is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4 Rights of Holders of Restricted Units.

Unless the Managers otherwise provide in an Award Agreement, holders of Restricted Units shall have the right to vote such Units and the right to receive any distributions paid by the Company with respect to such Units. The Managers may provide that any distributions by the Company on Restricted Units must be reinvested in Units, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Units. All distributions, if any, received by a Grantee with respect to Restricted Units shall be subject to the restrictions applicable to the original Grant.

10.5 Termination of Service.

Unless the Managers otherwise provide in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Units or any right to receive distributions with respect to Restricted Units.

10.6 Purchase of Restricted Units.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Units represented by such Restricted Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Managers, in consideration for past Services rendered.

10.7 Delivery of Units.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Managers, the restrictions applicable to Restricted Units shall lapse, and, unless otherwise provided in the Award Agreement, Units shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11. UNRESTRICTED UNITS

The Managers may, in their sole discretion, grant to any Grantee under the Plan (or sell at par value or such other higher purchase price determined by the Board) Unrestricted Units pursuant to which Grantees may receive Units free of any restrictions (“Unrestricted Units”). Unrestricted Units may be granted or sold in respect of past services, performance and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. A Unit certificate for such Units shall be delivered, free of all restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

12. FORM OF PAYMENT

12.1 General Rule.

Payment of the Option Price for the Units purchased pursuant to the exercise of an Option or payment of the Purchase Price for Restricted Units shall be made in cash or in cash equivalents acceptable to the Company.

12.2 Surrender of Units.

To the extent the Award Agreement so provides and subject to applicable law, payment of the Option Price for Units purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Units may be made all or in part through the tender to the Company of Units (or stock, if applicable) or the withholding of Units (or stock, if applicable) otherwise deliverable under the Award Agreement, which Units which shall be valued, for purposes of determining the Option Price and Purchase Price, at their Fair Market Value on the date of exercise.

12.3 Cashless Exercise.

With respect to an Option only, to the extent the Award Agreement so provides and subject to applicable law, if the Units have become publicly traded, payment of the Option Price for Units purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Managers) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Units subject to the Option and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 13.

12.4 Promissory Note.

To the extent the Award Agreement so provides, payment of the Option Price for Units purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Units may be made all or in part with a full recourse promissory note executed by the Grantee. The interest rate and other terms and conditions of such note shall be determined by the Managers. The Managers may require that the Grantee pledge the Units subject to the Grant for the purpose of securing payment of the note. In no event shall ownership certificate(s) representing the Units be released to the Grantee until such note is paid in full.

13. WITHHOLDING TAXES

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to a Grant, upon the issuance of any Units upon the exercise of an Option or otherwise pursuant to a Grant. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to applicable law and to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in their sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold Units otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate Units already owned by the Grantee. The Units so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Units used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 13 may satisfy his or her withholding obligation only with Units that are not subject to any forfeiture, unfulfilled vesting, or other similar requirements.

14. RESTRICTIONS ON TRANSFER OF UNITS

14.1 Right of First Refusal.

Subject to Section 14.4 below, a Grantee (or such other individual who is entitled to exercise an Option) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any Units acquired pursuant to a Grant to any person or entity without first offering such Units to the Company for purchase on the same terms and conditions as those offered the proposed transferee. The Company may assign its right of first refusal under this Section 14.1 in whole or in part, to (i) any holder of Units of the Company, (ii) any Affiliate or (iii) any other person or entity that the Managers determines has a sufficient relationship with or interest in the Company. The Company shall give reasonable written notice to the Grantee of any such assignment of its rights. The restrictions of this Section 14.1 apply to any person to whom Units that were originally acquired pursuant to a Grant are sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Units but the restrictions of this Section 14.1 do not apply to a transfer of Units that occur as a result of the death of the Grantee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

14.2 Repurchase and Other Rights.

Units issued upon exercise of an Option may be subject to such right of repurchase or other transfer restrictions as the Managers may determine, consistent with applicable law. Any such additional restriction shall be set forth in the Award Agreement.

14.3 Publicly Traded Units.

If the Company’s Units are listed on an established national or regional stock exchange or are publicly traded in an established securities market, the right of first refusal under Section 14.1 shall terminate as of the first date that the Units are so listed, quoted or publicly traded.

14.4 Legend.

In order to enforce the restrictions imposed upon Units under this Plan or as provided in an Award Agreement, the Managers may cause a legend or legends to be placed on any certificate representing Units issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Unit, or Unit Appreciation Right held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

16.1 General.

The Company shall not be required to sell or issue any Units under any Grant if the sale or issuance of such Units would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state or provincial securities laws or regulations. If at any time the Company shall determine, in their discretion, that the listing, registration or qualification of any Units subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Units hereunder, no Units may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the

Securities Act, upon the exercise of any right emanating from such Grant, unless a registration statement under the Securities Act is in effect with respect to the Units covered by such Grant, the Company shall not be required to sell or issue such Units unless the Managers have received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Units pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Managers shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Units pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Units covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Managers does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Managers, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Managers may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.3 Financial Reports.

To the extent required by applicable law, not less often than annually, the Company shall furnish to Grantees summary financial information including a balance sheet regarding the Company’s financial condition and results of operations, unless such Grantees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1 Changes in Units.

The number of Units for which Grants may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number of Units on account of any recapitalization, reclassification, split in Units, reverse split, combination of Units, exchange of Units or other distribution payable in capital interests, or for any other increase or decrease in such Units effected without receipt of consideration by the Company occurring after the effective date of this Plan (any such event hereafter referred to as a “Company Event”). In addition, subject to the exception set forth in the last sentence of Section 17.5, the number of Units for which Grants are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of Units on account of any Company Event. Any such adjustment in outstanding Options or UARs shall not change the aggregate Option Price or Unit Appreciation Right Exercise Price payable with respect to Units that are subject to the unexercised portion of an Option or UAR outstanding but shall include a corresponding proportionate adjustment in the Option Price or Unit Appreciation Right Exercise Price per Unit. The conversion of any convertible securities of the Company shall not be treated as an increase in Units effected without receipt of consideration.

17.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to the exception set forth in the last sentence of Section 17.5, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Option or UAR theretofore made pursuant to the Plan shall pertain to and apply solely to the Units to which a holder of the number of Units subject to such Option or UAR would have been entitled immediately following such reorganization, merger, or consolidation with a corresponding proportionate adjustment of the Option Price or Unit Appreciation Right Exercise Price per Unit so that the aggregate Option Price or Unit Appreciation Right Exercise Price thereafter shall be the same as the aggregate Option Price or Unit Appreciation Right Exercise Price of the Units remaining subject to the Option or UAR immediately prior to such reorganization, merger, or consolidation.

17.3 Reorganization, Sale of Assets or Sale of Units Which Involves a Change of Control.

Subject to the exception set forth in the last sentence of Section 17.5: (i) upon the occurrence of a Change of Control, all outstanding Restricted Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, (ii) either of the following two actions shall be taken: (A) fifteen days prior to the scheduled consummation of a Change of Control, all Options and UARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or (B) the Managers may elect, in their sole discretion, to cancel any outstanding Options or UARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Managers acting in good faith) equal to the product of the number of Units subject to the Option or UAR multiplied by the amount, if any, by which (I) the formula or fixed price per Unit paid to holders of Units pursuant to such transaction exceeds (II) the Option Price or Unit Appreciation Right Exercise Price applicable to such Option Units or UARs.

With respect to the Company’s establishment of an exercise window, (x) any exercise of an Option or UAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (y) upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options or UARs shall terminate. The Managers shall send written notice of an event that will result in such a termination to all individuals who hold Options or UARs not later than the time at which the Company gives notice thereof to its Members.

17.4 Conversion.

Upon a Triggering Event, all Grants under the Plan shall be exchanged for or converted into, in either a direct exchange or pursuant to a merger or other reorganization transaction, options to acquire shares, restricted stock, stock appreciation rights, or stock of the resulting corporation’s common stock; provided, however, that if the conversion or exchange would violate applicable laws, vested Grants shall be converted to cash and unvested Grants may be cancelled. In the case of a conversion or exchange of Options or UARs, the conversion ratio shall be the same as for membership interests and the Option Price or Unit Appreciation Right Exercise Price shall be appropriately adjusted.

17.5 Adjustments.

Adjustments under Section 17 related to Units shall be made by the Managers, whose determination in that respect shall be final, binding and conclusive. No fractional Units or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Unit. The Managers may provide in the Award Agreements at the time of Grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in Section 17.1, 17.2, 17.3 and 17.4.

17.6 No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. DURATION AND AMENDMENTS

18.1 Term of the Plan.

The Effective Date of this Plan is the date of its adoption by the Managers, subject to the approval of the Plan by the Company’s Members. The Plan shall terminate automatically ten (10) years after its adoption by the Managers and may be terminated on any earlier date as next provided.

18.2 Amendment and Termination of the Plan.

The Managers may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Units as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Company’s Members only to the extent required by applicable law, regulations or rules. No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

19. GENERAL PROVISIONS

19.1 LLC Agreement

Any Units acquired pursuant to the Plan shall be subject in all cases to the provisions of the LLC Agreement. In the event of any inconsistency between the Plan, an Award Agreement and the LLC Agreement, the provisions of the LLC Agreement shall control.

19.2 Disclaimer of Rights.

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

19.3 Nonexclusivity of the Plan.

The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Managers to adopt such other incentive plans or compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Managers in their discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.

19.4 Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5 Other Award Agreement Provisions.

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Managers, in their sole discretion.

19.6 Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.7 Investment Representation.

The Managers may require, as a condition of receiving Units, that the Grantee furnish to the Company such written representations and information as the Managers deems appropriate to permit the Company, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such Units in compliance with the provisions of the Securities Act.

19.8 Funding of Plan.

The Plan shall be unfunded. Neither the Grantees nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Grant. The interests of each Grantee and former Grantee hereunder are unsecured and shall be subject to the general creditors of the Company.

19.9 Nonguarantee of Employment or Consulting Relationship.

Nothing contained in the Plan shall be construed as a contract of employment or as a consulting contract between the Company or any Affiliate and any employee or Service Provider, as a right of any employee or Service Provider to be continued in the employment of or in a consulting relationship with the Company or any Affiliate, or as a limitation on the right of the Company or any Affiliate to discharge any of its employees or Service Providers, at any time, with or without cause.

19.10 Notices.

Each notice relating to the Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company, the Managers or the Committee shall be addressed to it at the Company’s then principal headquarters. All notices to Grantees, former Grantees, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Company’s records.

19.11 Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.12 Governing Law.

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

20. EXECUTION

To record the adoption of the Plan by the Managers as of September 23, 2010, the Company has caused its authorized officer to execute the Plan.

ZEVIA LLC

By:	/s/ Padraic Spence
Title:	Chief Executive Officer

FIRST AMENDMENT TO

ZEVIA LLC 2011 UNIT INCENTIVE PLAN

WHEREAS, Zevia LLC, a Delaware limited liability company (the “Company”) maintains the Zevia LLC 2011 Unit Incentive Plan (the “Plan”) to provide for the grant of unit options, unrestricted units, restricted units, and unit appreciation rights to eligible employees, officers, managers, and other service providers of the Company or any Affiliate (as defined in the Plan); and

WHEREAS, pursuant to Section 18.2 of the Plan, the Managers may amend the Plan without the consent of any Grantee so long as such amendment does not alter or impair the rights or obligations under any outstanding Grant.

NOW, THEREFORE, pursuant to its authority under Section 18.2 of the Plan, the Managers hereby amend the Plan as follows, effective as of September 22, 2020 (the “Effective Date”):

1.	Section 2.31 of the Plan is hereby amended and restated in its entirety to read as follows:

“2.31 “Triggering Event” means (i) the consummation of the conversion of the Company or its business into a corporation or (ii) the establishment of a holding company corporation above the Company for the purpose of undertaking an underwritten public offering of the equity securities of such holding company corporation.”

2.	Section 18.1 of the Plan is hereby amended by adding the following sentence to the end:

“The termination of the Plan pursuant to this Section 18.1 shall have no impact on outstanding Grants at the time of such termination.”

3.

All capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Plan. Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to Zevia LLC 2011 Unit incentive Plan as of the Effective Date.

ZEVIA LLC

By:	/s/ Padraic Spence
Name: Padraic Spence
Title: Chief Executive Officer

SIGNATURE PAGE TO

FIRST AMENDMENT TO

ZEVIA LLC 2011 UNIT INCENTIVE PLAN

ZEVIA LLC

2011 UNIT INCENTIVE PLAN

UNIT OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2011 Unit Incentive Plan (the “Plan”) shall have the same defined meanings in this Unit Option Agreement (the “Option Agreement”).

I. NOTICE OF UNIT OPTION GRANT

Name:

Address:

The undersigned Participant has been granted an Option to purchase Common Units of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Unit:

Total Number of Units Granted:

Total Exercise Price :

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

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Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 13 of the Plan.

II. AGREEMENT

1. Grant of Option. The Administrator of the Company hereby grants to the Participant named in the Notice of Unit Option Grant in Part I of this Agreement (“Participant”), an option (the “Option”) to purchase the number of Units set forth in the Notice of Unit Option Grant, at the exercise price per Unit set forth in the Notice of Unit Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Unit Option Grant and with the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Units with respect to which the Option is being exercised (the “Exercised Units”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Units, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Units shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Units shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Units.

3. Participant’s Representations. In the event the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4. Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Unit (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Unit (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Unit (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Unit (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the units of Common Unit (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Option or units acquired pursuant to the Option shall be bound by this Section 4.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) surrender of other Units which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Units, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the unitholders of the Company, or if the issuance of such Units upon such exercise or the method of payment of consideration for such units would constitute a violation of any Applicable Law.

7. Non-Transferability of Option.

(a) This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration of Options under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Reliance End Date”), Participant shall not transfer this Option or, prior to exercise, the Units subject to this Option, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant. Until the Reliance End Date, the Options and, prior to exercise, the Units subject to this Option, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph.

8. Term of Option. This Option may be exercised only within the term set out in the Notice of Unit Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

9. Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Units if such withholding amounts are not delivered at the time of exercise.

(b) Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Unit exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Unit on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Unit exercise price of this Option equals or exceeds the Fair Market Value of a Unit on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Unit exercise price that was less than the Fair Market Value of a Unit on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of California.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING UNITS HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	ZEVIA LLC

Signature	By

Print Name	Print Name

Title

Residence Address